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                                                                   EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 2000-B

                              OFFICER'S CERTIFICATE


Bank One, National Association           Banker's Trust Company, Deutsche Bank
One Bank One Plaza, Suite 0126           100 Plaza One, Mailstop: JCY03-6450
Chicago, IL  60670                       Jersey City, NJ 07310
Attn: Corporate Trust Administration     Attn: Corporate Trust & Agency Group
Phone: (312) 407-0192                           Structured Finance
Fax: (312) 407-1708                      Phone: (201) 593-6776
                                         Fax: (201) 593-6459

MBIA  Insurance Corporation              Key Bank USA, National Association
113 King Street                          800 Superior Ave, 4th Floor
Armonk, NY 10504                         Cleveland, Ohio 44114
ATTN: Data Administration                ATTN: Key Education Resources
Phone  (914) 765-3772                          Key Corp Student Loan Trust 2000B
Fax: (914) 765-3810                      Phone: (216) 828-9342
                                         Fax: (216) 828-9301


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, KeyCorp Student Loan Trust 2000-B, and Bank One, National Association as Eligible Lender Trustee, dated as of September 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from January 1, 2001 through December 31, 2001, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.


                                           Key Bank USA, National Association,
                                           as Administrator


                                           by:
                                                  /S/ DARLENE H. DIMITRIJEVS
                                           -------------------------------------
Date: March 4, 2002                        Name:  Darlene H. Dimitrijevs, CPA
                                           Title: Senior Vice President


                                           by:
                                                  /S/ DEBRA S. FRONIUS
                                           -------------------------------------
                                           Name:  Debra S. Fronius
                                           Title: Vice President